UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2014

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

(a)           On June 2, 2014, the Company held its Annual Meeting at The Hilton Chicago O’Hare Airport, O’Hare International Airport, Chicago, Illinois 60666.

(b)           The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 298,269,678 shares of common stock outstanding on the record date, April 10, 2014.  The common stockholders of the Company voted on three matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting were as follows:

(1)           A proposal to elect three directors to serve for a term of three years, and until their successors are duly elected and qualify.

	FOR	WITHHELD	BROKER NON-VOTES
Michael J. Arougheti	162,828,980	7,414,901	47,709,866
Ann Torre Bates	165,629,989	4,613,892	47,709,866
Steven B. McKeever	164,241,573	6,002,308	47,709,866

(2)           A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

FOR	AGAINST	ABSTAIN
212,368,806	4,495,145	1,089,796

(3)           A proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
148,105,703	20,198,713	1,939,465	47,709,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: June 4, 2014

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer